As filed with the Securities and Exchange Commission on July 25, 2003
                                               Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               GraphOn Corporation
             (Exact Name of Registrant as Specified in its Charter)

                               Delaware 13-3899021
            (State of Incorporation) (I.R.S. Employer Identification
                                      No.)

                               400 Cochrane Circle
                          Morgan Hill, California 95037
                    (Address of Principal Executive Offices)

                             1996 Stock Option Plan
                      1998 Stock Option/Stock Issuance Plan
                          Employee Stock Purchase Plan
                            (Full Title of the Plans)

                                  William Swain
                      Secretary and Chief Financial Officer
                               GraphOn Corporation
                               400 Cochrane Circle
                          Morgan Hill, California 95037
                                 (408) 425-1088
            (Name, Address and Telephone Number of Agent for Service)
                                ----------------

                         CALCULATION OF REGISTRATION FEE

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                                  Proposed     Proposed
                     Amount to    Maximum       Maximum       Amount of
Title of Securities     be        Offering     Aggregate    Registration
 to be Registered   Registered   Price Per   Offering Price      Fee
        (1)                      Share (6)
--------------------------------------------------------------------------
Common Stock, par
value $0.0001 per
share (2)          100,350 shares  $1.25(7)      $125,438         $11
--------------------------------------------------------------------------
Common Stock, par
value $0.0001 per
share (3)           86,612 shares  $0.23         $ 19,921         $ 2
--------------------------------------------------------------------------
Common Stock, par
value $0.0001 per
share (4)          725,000 shares  $0.23         $166,750         $14
--------------------------------------------------------------------------
Common Stock, par
value $0.0001 per
share (5)          100,000 shares  $0.23         $ 23,000         $ 2
--------------------------------------------------------------------------
Total..........................................................   $29
--------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2) Represents shares of the Registrant's common stock underlying options granted pursuant to Registrant's 1996 Stock Option Plan.

(3) Represents shares of the Registrant's common stock underlying options which may be granted in the future pursuant to Registrant's 1996 Stock Option Plan.
(4) Represents shares of the Registrant's common stock underlying options which may be granted in the future pursuant to Registrant's 1998 Stock Option/Stock Issuance Plan.
(5) Represents shares of the Registrant's common stock which may be issued in the future pursuant to Registrant's Employee Stock Purchase Plan.
(6) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.
(7) Represents the per share exercise price of 100,350 shares of the Registrant's common stock.

===============================================================================

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by GraphOn Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") (File No. 0-21683) are hereby incorporated by reference and made a part of this Registration Statement:

  o The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002;

  o The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2003;

  o The Registrant's Current Report on Form 8-K dated March 25, 2003 and filed with the Commission on March 28, 2003; and

  o The description of the Registrant's common stock, par value $0.0001 per share, contained in the Registrant's Form 8-A, filed with the Commission on November 6, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for information furnished to the SEC that is not deemed to be "filed" for purposes of the Exchange Act (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking


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

indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      The Registrant's Bylaws provide that any person made a party to an action by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Registrant shall be indemnified by the Registrant against the reasonable expenses, including attorneys fees, actually and necessarily incurred by him in connection with the defense of such action or in connection with an appeal therein, to the fullest extent permitted by the General Corporation Law or any successor thereto.

      The Registrant's Bylaws provide that any person made or threatened to be made a party to an action or proceeding other than one by or in the right of the Registrant to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the Registrant served in any capacity at the request of the Registrant, by reason of the fact that he, his testator or intestate, was a director or officer of the Registrant, or served such other corporation in any capacity, shall be indemnified by the Registrant against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Registrant and, in criminal actions or proceedings, in which he had no reasonable cause to believe that his conduct was unlawful.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

 Exhibit
 Number                      Description of Exhibit
----------  ----------------------------------------------------------
   4.1* 1996 Stock Option Plan (included as an exhibit in Registrant's Registration Statement on Form S-1, Registration No. 333-11165)

   4.2* 1998 Stock Option/Stock Issuance Plan (included as an exhibit in Registrant's Registration Statement on Form S-8, Registration No. 333-40174)

   4.3* Employee Stock Purchase Plan (included as an exhibit in Registrant's Registration Statement on Form S-8, Registration No. 333-40174)

   4.4* Amended and Restated Certificate of Incorporation of the Registrant (included as an exhibit in Registrant's Registration Statement on Form S-4/A, Registration No. 333-76333)

   4.5* Amended and Restated Bylaws of Registrant (included as an exhibit in Registrant's Registration Statement on Form S-4, file number 333-76333)

   5.1 Opinion of Sonnenschein Nath & Rosenthal relating to the validity of the securities

  23.1      Consent of BDO Seidman, LLP, Independent Certified Public
            Accountants

  23.2      Consent of Sonnenschein Nath & Rosenthal (contained in Exhibit 5.1)

  24.1      Power of Attorney (Included as part of signature page)

-------------

* The exhibits have previously been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a) The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (i) and
      (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the


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

Registrant pursuant to the provisions of the restated certificate of incorporation and By-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morgan Hill and State of California on this 22 day of July 2003.

                                    GraphOn Corporation
                                    By: /s/ William Swain
                                        --------------------
                                        William Swain
                                        Secretary and Chief Financial Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Dilworth and William Swain, and each or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this Registration Statement and any other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Title                   Date
                         Chairman and Interim Chief
/s/ Robert Dilworth      Executive Officer                July 22, 2003
-----------------------  (Principal Executive Officer)
Robert Dilworth

                         Secretary and Chief
                         Financial Officer                July 22, 2003
/s/ William Swain        (Principal Financial Officer
-----------------------  and Principal Accounting Officer)
William Swain

/s/ August Klein         Director                         July 22, 2003
-----------------------
August P. Klein

/s/ Michael Volker       Director                         July 22, 2003
-----------------------
Michael Volker

/s/ Gordon Watson        Director                         July 22, 2003
-----------------------
Gordon Watson

                                INDEX TO EXHIBITS

 Exhibit
 Number                      Description of Exhibit
----------  ----------------------------------------------------------
   4.1* 1996 Stock Option Plan (included as an exhibit in Registrant's Registration Statement on Form S-1, Registration No. 333-11165)

   4.2* 1998 Stock Option/Stock Issuance Plan (included as an exhibit in Registrant's Registration Statement on Form S-8, Registration No. 333-40174)

   4.3* Employee Stock Purchase Plan (included as an exhibit in Registrant's Registration Statement on Form S-8, Registration No. 333-40174)

   4.4* Amended and Restated Certificate of Incorporation of the Registrant (included as an exhibit in Registrant's Registration Statement on Form S-4/A, Registration No. 333-76333)

   4.5* Amended and Restated Bylaws of Registrant (included as an exhibit in Registrant's Registration Statement on Form S-1, file number 333-11165)

   5.1 Opinion of Sonnenschein Nath & Rosenthal relating to the validity of the securities

  23.1      Consent of BDO Seidman, LLP, Independent Certified Public
            Accountants

  23.2      Consent of Sonnenschein Nath & Rosenthal (contained in Exhibit 5.1)

  24.1      Power of Attorney (Included as part of signature page)

-------------

* The exhibits have previously been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.


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